As filed with the Securities and Exchange Commission on August 14, 1998
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               SIGMA DESIGNS, INC.
             (Exact Name of Registrant as specified in its charter)

          California                                    94-2848099
   (State of Incorporation)                          (I.R.S. Employer
                                                   Identification Number)

                              46501 Landing Parkway
                                Fremont, CA 94538
                        (Address, including zip code, of
                    Registrant's principal executive offices)

                  1984 Employee Stock Purchase Plan, As Amended
                            (Full Title of the Plan)

                                  Thinh Q. Tran
                      President and Chief Executive Officer
                               SIGMA DESIGNS, INC.
                              46501 Landing Parkway
                                Fremont, CA 94538
                                 (510) 770-0100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   COPIES TO:
                               Dave J. Segre, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (415) 493-9300

================================================================================

                                            CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                Proposed            Proposed
                Title of                       Amount           Maximum             Maximum            Amount of
              Securities to                    To Be         Offering Price        Aggregate          Registration
              Be Registered                  Registered        Per Share         Offering Price         Fee (1)
---------------------------------------------------------------------------------------------------------------------
Common Stock, no par value

Issuable under:
1984 Employee Stock Purchase
Plan, As Amended                              100,000           $1.94             $194,000.00            $57.25
=====================================================================================================================

(1)      Estimated solely for the purpose of calculating the amount of the registration  fee, pursuant to Rule 457(c), on the basis of the  average of the high and low prices  reported  in the Nasdaq  National  Market  System on
         August 12, 1998, which average was $1.94.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.                    Information Incorporated by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         1. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated November 3, 1986 filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the description of the Registrant's Common Share
                  Purchase Rights contained in the Registrants' Registration Statement on Form 8-A dated September 25, 1989, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

         2. Registration Statement on Form S-8 filed with the Commission on May 17, 1996.

         3. The Registrant's Annual Report on Form 10-K for the year ended January 31, 1998 filed pursuant to Section 13(a) of the Exchange Act.

         4. The Registrant's Quarterly Report on Forms 10-Q and 10-QA for the quarter ended April 30, 1998, filed pursuant to Section 13 of the Exchange Act.

         5. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.                    Description of Securities.

         Not applicable.


Item 5.                    Interests of Named Experts and Counsel.

         Not applicable.

Item 6.                    Indemnification of Directors and Officers.

         Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its officers and directors which may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. The Registrant has obtained directors' and officers' insurance pursuant to said agreements.

Item 7.                    Exemption from Registration Claimed.

         Not applicable.

Item 8.            Exhibits.

 Number             Document
--------  --------------------------------------

  4.1     Employee Stock Purchase Plan, as amended.

  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

 23.1     Independent Auditors' Consent.

 23.2     Consent of Counsel (contained in Exhibit 5.1).

 24.1     Power of Attorney (See page II-5).

-------------------------

Item 9.                    Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on August 10, 1998.


                                SIGMA DESIGNS, INC.

                                By:      /s/Thihn Q. Tran
                                         ---------------------------------------
                                         Thinh Q. Tran
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thinh Q. Tran and Kit Tsui jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                         TITLE                                  DATE
---------------------------------  -------------------------------------------  ----------------------
/s/ Thinh Q. Tran                      Chairman of the Board, President               August 10, 1998
---------------------------            and Chief Executive Officer and
Thinh Q. Tran                          Director (Principal Executive
                                       Officer)

/s/ Kit Tsui                           Director of Finance, Chief Financial           August 10, 1998
---------------------------            Officer and Secretary (Principal
Kit Tsui                               Accounting Officer)

/s/ William J. Almon                                                                  August 13, 1998
--------------------------             Director
William J. Almon


/s/ William Wang                       Director                                       August 12, 1998
--------------------------
William Wang

                                INDEX TO EXHIBITS


                                                                                   Sequentially
     Exhibit                                                                          Numbered
     Number                    Description                                             Page
---------------  -------------------------------------------------------------  ----------------
     4.1          Employee Stock Purchase Plan, as amended.

     5.1          Opinion of Wilson Sonsini Goodrich  & Rosati, Professional
                  Corporation.

    23.1          Independent Auditors' Consent.

    23.2          Consent of Counsel (contained in Exhibit 5.1).

    24.1          Power of Attorney (See page II-5).

---------------------